Exhibit 10.18 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED 3050 Spruce Street St. Louis, MO 63103 Tel (800) 448-0471 Fax (314) 286-7817 www.safcglobal.net Second Amendment to SGD-1006 Commercial Supply Agreement executed on 1 December 2010 and First Amendment to Commercial Supply Agreement executed on 20 January 2014 (the “First Amendment”)(the Commercial Supply Agreement together with the First Amendment, the “Supply Agreement”) 19 September 2016 Vaughn Himes 21823 30th Drive S.E. Bothell, WA 98021 Dear Vaughn This letter agreement (the “Second Amendment”) confirms the Parties’ agreement to amend the Supply Agreement to change the price per gram/per Batch (the “Price”) for SGD 1006 set forth in Appendix C to the Supply Agreement. The purpose of the pricing rev ision is to a) capture the cost of the [ * ] used in the manufacture of SGD-1006, b) capture the operational efficiencies gained during the manufacturing of the [ * ] c) capture the increased labor and overhead costs in the [ * ] , and d) capture the [ * ] inventory remaining from production [ * ] . Beginning as of January 1, 2017, certain [ * ] , as listed in the second table below, that were previously provided [ * ] in accordance with cGMP, Applicable Laws and the Quality Agreement, and the [ * ] . Through 2016, these [ * ] had been provided by or purchased separately by [ * ] . In addition, effective as of January 1, 2017, any [ * ] from each batch production will now be owned by [ * ] . The table below compares the current price per gram under the First Amendment with the Price per gram effective as of the Effective Date of this Second Amendment. SGD-1006 - 300 gm batch Price per gm First Amendment to Commercial Supply Agreement executed on 20 January 2014 [ * ] Second Amendment to Commercial Supply Agreement [ * ] CONFIDENTIAL Page1 of 3

2/3 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED The table below itemizes the components of the amended Price. [ * ] In addition to the [ * ] in this Second Amendment, SAFC and Seattle Genetics agree to perform an analysis of the [ * ] prior to discussing any change to the Price for 2018 to further [ * ] . The Price as set forth in this Second Amendment shall be effective as of the first date of Manufacture of the [ * ] . Terms capitalized, but not defined, herein shall have the meaning ascribed to them in the Supply Agreement. This Second Amendment shall be effective as of the date of the last signature below (the “Effective Date”). Except as set forth in this Second Amendment, all of the terms and conditions of the Supply Agreement remain in full force and effect. CONFIDENTIAL Page 2 of 3

3/3 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED IN WITNESS WHEREOF, the parties have executed this Second amendment by their duly authorized representatives, effective as of the Effective Date. Agreed and accepted: SAFC, INC SEATTLE GENETICS, INC. By /s/ Mike Smith By /s/ Vaughn B. Himes Name Mike Smith Name Vaughn B. Himes Title Site Director Title EVP Date November 22, 2016 Date December 2, 2016 CONFIDENTIAL Page 3 of 3